EXHIBIT 21.1

                     List of Subsidiaries of the Registrant


Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

Talk.com Holding Corp., Inc.                                Pennsylvania

Compco, Inc.                                                Delaware

Tel-Save Holdings of Virginia, Inc.                         Virginia

TSFL Holding Corp.                                          Florida

TC Services Holding Co., Inc.                               Pennsylvania

Aladdin Acquisition Corp.                                   Delaware

Talk.com, Inc.                                              Texas